EXHIBIT 10.19.4

FOURTH AMENDMENT TO THE
MONSANTO COMPANY LONG-TERM INCENTIVE PLAN
AS AMENDED AND RESTATED AS OF APRIL 24, 2003

     The Monsanto Company Long-Term Incentive Plan, as amended and restated as of April 24, 2003, and again amended effective January 29, 2004, effective October 23, 2006, and effective June 14, 2007 (as so amended, the “Plan”), is hereby further amended as set forth below, effective as of September 1, 2007:

1. Section 2.9 of the Plan is hereby amended to read in its entirety as follows:

“Change of Control” means the happening of any of the events described in subsections (a) through (d) below:

(a) the acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20 percent or more of either (i) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company; (B) any acquisition by the Company or a Subsidiary of the Company; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or a Subsidiary of the Company; or (D) any acquisition pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection (c) of this definition;

(b) individuals who, as of the date of the initial public offering of the common stock of the Company (the “IPO”), constitute the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board; provided, that any individual becoming a director subsequent to the IPO whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c) consummation of a reorganization, merger, statutory share exchange, consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including without limitation an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, a Subsidiary of the Company, any entity resulting from a Business Combination or any employee benefit plan (or related trust) thereof) beneficially owns, directly or indirectly, 20 percent or more of the then-outstanding shares of common stock of the entity resulting from such Business Combination or 20 percent or more of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors of such entity, except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body), of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

2. This fourth amendment shall be effective with respect to all awards that are outstanding on the date hereof and all awards that are granted after the date hereof.

3. The plan is otherwise ratified and confirmed without amendment.

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